Exhibit 7.04

Form of Lock-up Agreement

JEFFERIES LLC

As Representative of the several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re: Axovant Sciences Ltd. (the “Company”) — Common Stock Offering

Ladies and Gentlemen:

The undersigned is an owner of common shares, par value $0.00001 per common share, of the Company (“Common Shares”) or of securities convertible into or exchangeable or exercisable for Common Shares. The Company proposes to conduct a public offering of Common Shares (the “Offering”) for which Jefferies LLC will act as the representative of the underwriters (the “Representative”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will use reasonable best efforts to cause any Family Member not to), subject to the exceptions set forth in this letter agreement, without the prior written consent of Jefferies LLC, which may withhold their consent in its sole discretion:

• Sell or Offer to Sell any Common Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

• enter into any Swap,

• make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Common Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

• publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Common Shares, and the sale of the Common Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to:

(i) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act will be required or will be voluntarily made during the Lock-up Period in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions during the Lock-up Period;

(ii) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift or charitable contribution;

(iii) distributions of Common Shares or any security convertible into Common Shares to limited partners, members, stockholders or holders of similar equity interests in the undersigned;

(iv) transfers of Common Shares or any security convertible into or exercisable for Common Shares by will or intestacy or to any Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

(v) transfers of Common Shares pursuant to a domestic order or negotiated divorce settlement;

(vi) the exercise of a stock option granted under a stock incentive plan described in the prospectus relating to the Offering (the “Prospectus”) by the undersigned, and the receipt by the undersigned from the Company of Common Shares upon such exercise, insofar as such option is outstanding as of the date of the Prospectus, provided that the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement and provided, further that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no Common Shares were sold by the reporting person and that Common Shares received upon exercise of the stock option are subject to this letter agreement with the underwriters of the Offering;

(vii) the disposition of Common Shares to the Company, or the withholding of Common Shares by the Company, in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due with respect to the vesting of restricted stock granted under a stock incentive plan or pursuant to a contractual employment arrangement described in the Prospectus, insofar as such restricted stock is outstanding as of the date of the

Prospectus, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period;

(viii) transfers to the Company in connection with the repurchase of Common Shares in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-up Period;

(ix) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (a) such plan does not provide for the transfer of Common Shares during the Lock-up Period and (b) the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, during the Lock-up Period; or

(x) pursuant to a bona fide third party tender offer for all outstanding Common Shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or other such securities in connection with such transaction, or vote any Common Shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this letter agreement;

provided however in the case of any transfer or distribution pursuant to clause (ii), (iii), (iv) and (v), it shall be a condition to such transfer that:

• each donee, transferee or distributee executes and delivers to the Representative an agreement in form and substance satisfactory to the Representative stating that such donee, transferee or distributee is receiving and holding such Common Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Common Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such donee, transferee or distributee had been an original signatory hereto), and

• prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor, transferee, distributor or distributee) shall be required, or made voluntarily (other than any such disclosure required to be made by applicable law or regulation, including, without limitation, one or more filings on Form 4, Form 5, Schedule 13G or Schedule 13D, in each case, in accordance with applicable law and made after the expiration of the Lock-up Period).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and you.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

The undersigned understands that, if (i) the Company notifies the Representative in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed before January 31, 2019 or (iii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, this letter agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall be released from all obligations under this letter agreement. The undersigned understands that the Representative is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this letter agreement.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title:

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Offering Memorandum (as defined in the Purchase Agreement).

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Related Securities” shall mean any options or warrants or other rights to acquire Common Shares or any securities exchangeable or exercisable for or convertible into Common Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Common Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

• sell, offer to sell, contract to sell or lend,

• effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

• pledge, hypothecate or grant any security interest in, or

• in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Common Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.